Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated July 10, 2024, relating to the financial statements of Invech Holdings, Inc. for the years ended December 31, 2023 and 2022 and to all references to our firm included in this Registration Statement.

/s/ Michael Gillespie & Associates, PLLC

Certified Public Accountants

Seattle Washington

July 10, 2024